UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

MIMEDX GROUP, INC.

(Name of registrant as specified in its charter)

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MiMedx Home Board Refreshment Investigation findings Our Strategy Materials & How to Vote Important Information The board of directors [the “Board”] of MiMedx Group, Inc. (“MiMedx” or the “Company”) unanimously recommends that you vote the BLUE proxy card:• FOR the election of each of the Company’s highly qualified Board nominees: M. Kathleen Behrens Wilsey, K. Todd Newton and Timothy R. Wright:. AGAINST the shareholder proposal TO amend the Company’s bylaws to require The Board to hold a meeting on August 19, 2019 for the election of Class III directors, if properly presented (the “Class III Director Election Bylaw Proposal); and AGAINST the shareholder proposal to repeal any amendments to the Company’s bylaws adopted by the Board subsequent to October 3, 2018 and prior to August 19, 2019, if properly presented (the “Bylaw Repeal Proposal”). If you have questions Or need assistance voting your Shares, please contact our proxy solicitor Innisfree M&A Incorporated S77-800-5195 (toll free) MiMedx will hold its 2018 annual meeting of shareholders (the “Annual Meeting”) on Monday. June 17.2019. at $00 a.m. local time, at the Marietta Conference Center [Hilton Atlanta/Marietta) at 500 Powder Springs St, Marietta, CA 30064. The Board has fixed the close of business on May 9, 2019 as the record date for shareholders who will be entitled to vote at the Annual Meeting. The Board and the current senior management team have been working tirelessly to address the fallout from the actions of the prior senior management team and get the Company back on track. We believe that we have made substantial progress on these fronts, and now it is time to begin the Board transition and refreshment process We are pleased to have worked collaboratively with Prescience Point Capital Management LLC (together with its affiliates. “Prescience Point”) to identify new director candidates whom we believe will bring exceptional expertise to MiMedx. now that the Audit Committee has conducted its independent investigation, we have engaged a new independent auditor and we have a plan to refresh the Board in place, we believe the Company is in a position to focus on its future and enhance its business, for the benefit of all stakeholders. The Board unanimously recommends that shareholders vote the BLUE proxy card FOB the Company’s experienced and highly qualified director nominees. Your vote is extremely important. Vote the BLUE proxy card today1 If you have questions or need assistance voting your shares, please contact our proxy solicitor: Innisfree M&A Incorporated 1.877.800 5195 (toll free) SIGH UP FOR MORE INFORMATION If you have any questions or comments regarding MiMedx, please contact: IR CONTACT Corporate & Investor Communication 1.770.651.9066 MEDIA CONTACT Andy Brimmer / Jed Repko / Annabelle Rinehart